Certification Under Section 906
Of the Sarbanes-Oxley Act Of 2002
Mary Ann B. Wirts, President and Treasurer (Principal Executive Officer and Principal Financial Officer) of The Glenmede Portfolios (the “Registrant”), certifies to the best of her knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the year ended October 31, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Mary Ann B. Wirts Mary Ann B. Wirts
President and Treasurer
(Principal Executive Officer and Principal Financial Officer)
The Glenmede Portfolios
Date: December 30, 2010
This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and is not being filed as part of the Form N-CSR with the Commission.